SOVEREIGN WARRANT AGREEMENT

THIS WARRANT AGREEMENT ("Agreement") dated as of
January 18, 2000, between CAMBEX CORPORATION, a
Massachusetts corporation (the "Company"), and
SOVEREIGN CAPITAL ADVISORS, LLC, a Nevada limited liability company (hereinafter referred to as "Sovereign"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Series 1 Bridge Note
Purchase and Security Agreement of even date herewith
(the "Purchase Agreement") among the Company and the Purchasers thereto.

                      Background
The Company has engaged Sovereign to assist the Company in connection with the Company's offering (the
"Offering") of up to $2,000,000 in principal amount of Series 1 Bridge Financing Notes, funded through a series of Subsequent Advances (the "Bridge Notes").
The Company expects the Offering to be consummated over a series of closings (each of which is a "Closing").
The Warrant Certificates ("Warrants") issued pursuant to this Agreement are being issued by the Company to Sovereign and/or its designees, in consideration for, the services of Sovereign in connection with the Offering, with one Warrant issued at each of the Closings.

                       Agreement
For and in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.     Issuance of Warrant Certificates.
The Company hereby agrees to issue to Sovereign and/or its designees (the "Holders") at each Closing in the Offering, a warrant to purchase a number of shares of Common Stock, par value $.10 per share, of the Company
(the "Warrant Shares") equal to five percent (5%) of the principal amount of the Bridge Notes issued at each such Closing, at any time or from time to time during a three (3) year period which commences on the issuance date of each Warrant Certificate issued pursuant hereto and ends 5:00 P.M., Eastern Time, on the third (3rd) anniversary of the issuance date of each such Warrant
Certificate issued pursuant hereto (the "Warrant
Exercise Term"). The exercise price of the Warrant shall be equal to one hundred ten percent (110%) of the Closing Bid Price at each Closing (the "Exercise
Price").

Section 2.     Warrant Certificates.
The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth as Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

Section 3.     Exercise of Warrants.

3.1. Cash Exercise.
The Exercise Price may be paid in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Article 7 herein. Upon surrender of the Warrant Certificate to be exercised with the annexed Form of Exercise Notice duly executed, together with payment of the Exercise
Price (as hereinafter defined) for the Warrant Shares purchased, at the Company's executive offices currently located at 360 Second Avenue, Waltham, Massachusetts
02451, Attention: Executive Vice President, the Holder of a Warrant Certificate shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) at any time prior to the expiration of the Warrant Exercise Term.
In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new
Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder. The date of issuance of the Common Stock issuable upon exercise of the Warrants shall be the date the Company receives the payment of the Exercise Price, a Warrant Certificate, and the Election to Purchase.

3.2. Cashless Exercise.
Subject to the last sentence of this Section 3.2, at any time during the Warrant Exercise Term, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), for a number of Shares determined in accordance with this Section 3.2, by surrendering this Warrant at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Shares to be exchanged (the "Total Number") and the date on which the Holder requests that such Warrant Exchange occur
(the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date").
Certificates for the Shares issuable upon such Warrant
Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven
(7) business days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Shares (rounded to the next highest integer) equal to (a) the Total Number minus (b) the quotient of (i) the Total Number multiplied by the Exercise Price divided by (ii) the current market value of a share of Common Stock. Holder may effect a Warrant
Exchange for any Warrant Certificate under this Section
3.2 only (i) with the consent of the Company or (ii) at the sole discretion of the Holder if a registration statement with respect to the Warrant Shares is not effective on or before the Maturity Date of the Bridge
Notes delivered at the First Closing.

Section 4.     Issuance of Certificates.
Upon the exercise of the Warrants, the issuance of certificates for the Shares shall be made forthwith
(and in any event within ten business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder thereof; provided however, that the Company shall not be required to pay any tax related to income which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to satisfaction of the Company that such tax has been paid. The Warrant Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future
Chairman or Vice Chairman of the Board of Directors,
Chief Executive Officer, President, or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant
Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer. The Warrant Certificates and, upon exercise of the Warrants in part or in whole and pending effectiveness of the Registration
Statement, certificates representing the Shares shall bear a legend substantially similar to the following:

     THE    SECURITIES   REPRESENTED    BY    THIS
     CERTIFICATE  HAVE  NOT BEEN REGISTERED  UNDER
     THE  SECURITIES ACT OF 1933, AS AMENDED  (THE
     "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT
     (I)  PURSUANT  TO  AN EFFECTIVE  REGISTRATION
     STATEMENT  UNDER THE ACT, (II) TO THE  EXTENT
     APPLICABLE,  PURSUANT TO RULE 144  UNDER  THE
     ACT  (OR  ANY  SIMILAR RULE  UNDER  SUCH  ACT
     RELATING  TO  THE DISPOSITION OF SECURITIES),
     OR  (III) UPON THE DELIVERY BY THE HOLDER  TO
     THE   COMPANY  OF  AN  OPINION  OF   COUNSEL,
     REASONABLY  SATISFACTORY TO  COUNSEL  TO  THE
     ISSUER,   STATING  THAT  AN  EXEMPTION   FROM
     REGISTRATION UNDER SUCH ACT IS AVAILABLE.

Section 5.     Price.

5.1. Adjusted Exercise Price.
The adjusted Exercise Price shall be the price which shall result from time to time from any and all adjustments of the initial Exercise Price specified in
Section 3.1 hereof in accordance with the provisions of
Article 7 hereof.

Section 6.     Registration Rights.
The Warrants and Warrant Shares have not been registered for purposes of public distribution under the Securities Act of 1933, as amended, but shall be included as Registrable Securities in the Registration
Statement to be filed by the Company during the term of this Agreement or while any Warrant Certificate remains unexercised or upon any such exercise any Warrant
Shares issued pursuant thereto are issued with restriction as to transfer. Pending filing of a Registration Statement pursuant to the Registration
Rights Agreement, the Warrant Shares as Registrable
Securities thereunder are entitled to piggy-back registration rights as set forth in Section 2(c) and 2(d) thereof.

Section 7. Adjustments of Exercise Price and Number of Shares.

7.1. Subdivision and Combination.
In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

7.2. Adjustment in Number of Shares.
Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 7, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

7.3. Reclassification, Consolidation, Merger, etc.
In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale, or conveyance as if the Holders were the owners of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale, or conveyance as if such Holders had exercised the Warrants.

7.4. No Adjustment of Exercise Price in Certain Cases.
No adjustment of the Exercise Price shall be made:
     (a)  Upon the issuance or sale of shares of
     Common Stock upon the exercise of the
     Warrants; or
     (b)  Upon (i) the issuance of options
     pursuant to the Company's employee stock option plan in effect on the date hereof or the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any such options, or (ii) the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any options or warrants previously issued and outstanding on the date hereof; or
     (c)  Upon the issuance of shares of Common
     Stock pursuant to contractual obligations existing on the date hereof; or
     (d)  If the amount of said adjustment shall
     be less than 2 cents ($.02) per Share, provided however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 2 cents ($.02) per Share.

7.5. Dividends and Other Distributions with Respect to
Outstanding Securities.
In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend
(other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities
(other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder or Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities, or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 7.7.

7.6. Subscription Rights for Shares of Common Stock or
Other Securities.
In case the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holders of the unexercised Warrants shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights at the time such rights are distributed to the other shareholders of the Company.

Section 8.     Exchange and Replacement of Warrant
Certificates.
Each Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered
Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.
Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new
Warrant Certificate of like tenor, in lieu thereof.

Section 9.     Elimination of Fractional Interests.
The Company shall not be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

Section 10.    Reservation and Listing of Securities.
The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The
Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on or quoted on the electronic bulletin board, by NASDAQ or listed on such national securities exchanges as requested by Sovereign.

Section 11.    Notices to Warrant Holders.
Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:
     (a)  the Company shall make a record of the
     holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or
     (b)  the Company shall offer to all the
     holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or
     (c)  a dissolution, liquidation, or winding
     up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;
then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription fights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

Section 12.    Notices.
All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mall, return receipt requested:
     (a)  If to a registered Holder of the
     Warrants, to the address of such Holder as shown on the books of the Company; or
     (b)  If to the Company, to the address set
     forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

Section 13.    Supplements and Amendments.
The Company and Sovereign may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Sovereign may deem necessary or desirable and which the Company and Sovereign deem not to adversely affect the interests of the Holders of Warrant Certificates.

Section 14.    Successors.
All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

Section 15.    Termination.
This Warrant Agreement shall terminate on the date when all Warrants issued pursuant to this Agreement shall have been exercised and all the Shares issuable upon exercise of the Warrants have been resold to the public; provided however, that the provisions of
Article 6 shall survive such termination until the fifth (5th) anniversary of the date of issuance of the last warrant issued pursuant to this Agreement.

Section 16.    Governing Law.
This Agreement and each Warrant Certificate hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, irrespective of the choice of law provisions thereof.
The parties agree that any action brought by one party against the other shall be in any appropriate state court or any federal Court located in the County where the party against whom the action is brought is principally located, and both parties agree that such courts shall have exclusive jurisdiction of such case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of such courts.

Section 17.    Benefits of This Agreement.
Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Sovereign, its assignees and/or designees, and any other registered holder or holders of the Warrant
Certificates, Warrants, or the Shares any legal or equitable right, remedy or claim under this Agreement;
and this Agreement shall be for the sole and exclusive benefit of the Company and Sovereign, its assignees and/or designees, and any other holder or holders of the Warrant Certificates, Warrants, or the Warrant
Shares.

Section 18.    Counterparts.
This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

            [Signatures on Following Pages]


                COMPANY SIGNATURE PAGE
                          TO
              SOVEREIGN WARRANT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                   CAMBEX CORPORATION


                                   By: /s/ Peter Kruy
                                     Peter Kruy


                                   Its: Executive Vice
                                   President



               SOVEREIGN SIGNATURE PAGE
                          TO
              SOVEREIGN WARRANT AGREEMENT




                                   SOVEREIGN CAPITAL
                                   ADVISORS, LLC


                                   By: /s/ Paul D. Hamm

                                   Name: Paul D. Hamm

                                   Title: Managing
                                   Director